Exhibit 99.1


FRANKLIN CAPITAL CORPORATION
100 WILSHIRE BOULEVARD, 15TH FLOOR, SUITE 1500
SANTA MONICA, CALIFORNIA 90401
(310) 752-1416

FOR IMMEDIATE RELEASE

                          FRANKLIN CAPITAL CORPORATION
                   RAISES $3.245 MILLION IN PRIVATE PLACEMENT

         SANTA MONICA, CALIFORNIA, November 4, 2004 - Franklin Capital Corporation (AMEX: FKL) (the "Company") today announced that it has closed a $3.245 million private placement of shares of its common stock and warrants to purchase additional shares of its common stock. Proceeds from the private placement will be used in connection with Franklin's previously announced restructuring and recapitalization plan, including to expedite Franklin's entry into the medical products/health care solutions industry and financial services industry.

           The shares of common stock and warrants to purchase additional shares of common stock issued in connection with the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold unless they are so registered or are exempt from the registration requirements.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the future plans and intentions of the Company. Examples of such statements include, without limitation, use of the proceeds from the private placement in connection with Franklin's previously announced restructuring and recapitalization plan and its entry into the medical products/health care solutions industry and financial services industry. Readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to risks and uncertainties that could cause future events or results to differ materially from those set forth or implied by the forward-looking statements. Readers are referred to the documents filed by the Company with the Securities and Exchange Commission, specifically the Company's definitive proxy statement on Schedule 14A filed on October 1, 2004 and the Company's most recent reports on Form 10-K and 10-Q. The information in this release is current as of the date of this release, but may not remain accurate as of any future date. The Company does not undertake any duty to update or revise the information provided in this release, except as otherwise required by law.

Contact:

    Milton "Todd" Ault III
    Chairman and Chief Executive Officer
    Franklin Capital Corporation
    Santa Monica, California 90401
    ph: (310) 752-1416